[Fitzgerald Sanders Letterhead]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in Form SB-2 Registration Statement of Commercial Concepts, Inc. of our independent auditors' report dated May 17, 2000, on our audit of the financial statements of Commercial Concepts, Inc. for the years ended February 29, 2000 and February 28, 1999.

Fitzgerald Sanders, LLC

/s/ Fitzgerald Sanders, LLC

Salt Lake City, Utah
January 5, 2001